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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 2003


                                KCS ENERGY, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    001-13781              22-2889587
(State or other jurisdiction of       (Commission          (I.R.S. Employer
        incorporation)                File Number)        Identification No.)


     5555 San Felipe Road, Suite 1200
              Houston, Texas                                     77056
(Address of principal executive offices)                       (Zip Code)


                                 (713) 877-8006
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

         KCS Energy, Inc. ("KCS") today announced that it plans to sell 6,000,000 shares of common stock pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the "Offering"). The underwriters have the option to purchase up to 900,000 additional shares to cover over-allotments, if any. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS.

                  Exhibit 99.1 KCS Energy, Inc. Press Release dated November 6, 2003 announcing public offering of common stock.

ITEM 9.  REGULATION FD DISCLOSURE.

         In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

         KCS anticipates that the Prospectus Supplement to be delivered in connection with the Offering will include disclosure that KCS intends to use the net proceeds of the offering to finance an accelerated drilling program in certain core areas, including the Elm Grove, Joaquin and Talahina fields and south Texas, where KCS has accumulated a substantial drilling prospect inventory.

         KCS is currently negotiating a refinancing of its existing credit facility by amendment and restatement thereof. Maximum borrowings under the proposed new facility are expected to be the lesser of $100 million or the then applicable borrowing base, with the borrowing base at closing being $100 million. KCS expects, upon consummation of such a refinancing, that it will experience significant interest savings due to lower expected borrowing costs. KCS cannot assure you when or whether a transaction will be consummated, nor of its ultimate terms.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KCS Energy, Inc.


Date: November 6, 2003                        /s/ Frederick Dwyer
                                              ---------------------------------
                                              Frederick Dwyer
                                              Vice President, Controller
                                              and Secretary

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                                  EXHIBIT INDEX


EXHIBIT        DESCRIPTION

  99.1 KCS Energy, Inc. Press Release dated November 6, 2003 announcing public offering of common stock.